Exhibit 99.1

NEWS RELEASE

For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Strong Second Quarter Results:

•                  Net Sales up 10.3%

•                  Adjusted EBITDA up 15.4%

•                  As adjusted EPS of $0.51 vs. $0.44

•                  As reported EPS of $0.37 vs. $0.49

Princeton, New Jersey; July 30, 2007 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today announced results for the second quarter and six month period ended June 30, 2007 as follows:

•                  Net sales were $850.7 million for the second quarter of 2007, up 10.3% compared to $771.5 million for the same period in the prior year. Year to date net sales were $1,646.8 million in 2007, up 10.1% compared to $1,495.6 million.

•                  Adjusted EBITDA was $169.0 million for the second quarter of 2007, up 15.4% compared to $146.4 million for the same period in the prior year. Year to date Adjusted EBITDA was $325.2 million in 2007, up 16.5% compared to $279.2 million.

•                  Excluding the positive impact of foreign currency changes, net sales and Adjusted EBITDA were up 5.6% and 10.4%, respectively, for the second quarter of 2007, and were up 4.9% and 10.7%, respectively, for the six months ended June 30, 2007.

•                  Net income for the second quarter of 2007 was $28.0 million, including after-tax charges of $11.1 million related to net non-recurring and other special items primarily related to costs incurred to redeem our 10 5/8% Senior Subordinated Notes due 2011 (2011 Notes). Net income for the second quarter of 2006 was $37.1 million, including after-tax income of $4.1 million related to net non-recurring and other special items. Net income for the six month period ended June 30, 2007 was $173.3 million, including after-tax income of $101.8 million related to net non-recurring and other special items, primarily related to the after-tax gain of $115.7 million on the sale of Groupe Novasep in January 2007. Net income for the six month period ended June 30, 2006 was $77.1 million, including after-tax income of $14.6 million related to net non-recurring and other special items.

•                  Diluted earnings per share for the second quarter of 2007 were $0.37, including charges of $0.14 related to net non-recurring and other special items. Diluted earnings per share for the second quarter of 2006 were $0.49, including income of $0.05 related to net non-recurring and other special items. Excluding net non-recurring and other special items, diluted earnings per share were $0.51 and $0.44 in the second quarter of 2007 and 2006, respectively. Diluted earnings per share were $2.28 for the six months ended June 30, 2007, including income from non-recurring and other special items related to Groupe Novasep of $1.52, partially offset by other non-recurring and other special charges related to continuing operations of $0.18. Diluted earnings per share were $1.03 for the six month period ended June 30, 2006, including income from non-recurring and other special items related to Groupe Novasep of $0.11 and income from other non-recurring and other special items related to continuing operations of $0.09. Excluding net non-recurring and other special items, diluted earnings per share were $0.94 and $0.83 in the six months ended June 30, 2007 and 2006, respectively.

Seifi Ghasemi, Chairman and Chief Executive Officer, said “Once again, our fundamental strengths—diversified exposure to end markets and our geographic balance—enabled us to deliver strong quarterly results in a climate of steady global growth. Our specialty chemicals and ceramics businesses continued the strong performance we saw in the first quarter, and we saw an earnings improvement in our performance additives business, as we implemented price increases. We continued to focus on promoting growth and improving productivity, which has helped us improve our Adjusted EBITDA margin, offsetting increased raw material and energy costs.”

Looking ahead, Mr. Ghasemi said, “We remain on track to achieve our target of five to six percent growth in sales, and with our strong first-half profitability, we are likely to exceed our 19 percent target for Adjusted EBITDA margin for 2007.”

Second Quarter Results

Specialty Chemicals

Net sales increased 16.8% and Adjusted EBITDA increased 30.8% in the second quarter of 2007 compared to the same period in the prior year. In lithium products, results were favorably impacted primarily by higher selling prices, as well as increased volumes. In the Surface Treatment business, results were favorably impacted by higher selling prices and growth in most markets, particularly in European automotive and general industrial applications.

Performance Additives

Net sales increased 1.6% and Adjusted EBITDA increased 6.3% in the second quarter of 2007 compared to the same period in the prior year. Adjusted EBITDA was up primarily due to selling price increases for ACQ products in our Timber Treatment Chemicals business and higher construction volumes in Europe in our Color Pigments and Services business. Lower volumes in the carbonless paper markets in our Clay-based Additives business had a negative impact on results.

Titanium Dioxide Pigments

Net sales increased 11.1% while Adjusted EBITDA decreased 3.7% in the second quarter of 2007 compared to the same period in the prior year. Net sales were up primarily from higher selling prices for functional additives and higher volumes of titanium dioxide products. Adjusted EBITDA was down primarily due to higher raw material costs, particularly zinc, and higher energy costs. In addition, Adjusted EBITDA was negatively impacted by an unfavorable product mix and lower selling prices of titanium dioxide products and higher maintenance costs related to a planned shutdown.

Advanced Ceramics

Net sales increased 21.0% and Adjusted EBITDA increased 27.7% in the second quarter of 2007 compared to the same period in the prior year. Results were up primarily from increased volumes across most businesses, including medical applications, mechanical systems and piezo applications, as well as productivity improvements. The impact of bolt-on acquisitions made in May 2006 and April 2007 also had a favorable impact on results.

Specialty Compounds

Net sales increased 7.1% and Adjusted EBITDA increased 10.5% in the second quarter of 2007 compared to the same period in the prior year. Additional volume from an acquisition made in October 2006 in the wire and cable business offset lower volumes resulting from a general downturn in the wire and cable market, particularly in construction-related applications, and a reduction in customer inventory levels.

Electronics

Net sales decreased 1.4% and Adjusted EBITDA decreased 10.3% in the second quarter of 2007 compared to the same period in the prior year. Net sales were lower primarily due to the divestiture of our U.S. Wafer Reclaim business in the first quarter of 2007, as well as lower volumes and selling prices of high purity chemicals. Adjusted EBITDA was down due to lower sales, higher fixed costs and the divestiture.

Other

Interest Expense. For the second quarter of 2007, interest expense decreased $0.7 million compared to the same period in the prior year. The second quarter of 2007 and 2006 included gains of $0.8 million and $4.6 million, respectively, representing the movement in the mark-to-market valuation of our interest rate hedging instruments. Excluding the impact of these gains, interest expense decreased $4.5 million primarily due to lower interest expense related to the redemption on May 15, 2007 of the 2011 Notes, in the aggregate principal amount of $273.4 million.

Interest Income. Interest income increased $2.9 million in the second quarter of 2007 compared to the same period in the prior year primarily related to interest earned on the net cash proceeds received from the sale of Groupe Novasep.

Loss on early extinguishment of debt. In the second quarter of 2007, we paid a redemption premium of $14.5 million and wrote off $4.9 million of deferred financing costs associated with the redemption of the 2011 Notes.

Free Cash Flow

Our free cash flow was $48.5 million for the six months ended June 30, 2007. This amount consists of net cash provided by operating activities of $148.3 million plus proceeds on the sale of property, plant and equipment of $1.3 million, less non-recurring items of $7.3 million and capital expenditures of $93.8 million. Net debt, which is total debt less cash and cash equivalents, was $2,333.3 million and $2,811.0 million as of June 30, 2007 and December 31, 2006, respectively.

Conference Call and Webcast

We will host a conference call and webcast to discuss the results of operations for the second quarter ended June 30, 2007 on Monday, July 30, 2007 at 10 a.m. Eastern Time. The dial-in number to access via conference call in the U.S. is (877) 209-0397 and the international dial-in number is (612) 332-0637. No access code is needed for either call. A replay of the conference call will be available through August 6, 2007 at (800) 475-6701 in the U.S., access code: 875904, and internationally at (320) 365-3844, access code: 875904.

A listen only, live webcast of the conference call will be available at www.rocksp.com. Materials for the call, including a PowerPoint file detailing the results, will be available for download on the site on the morning of the call. The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, free cash flow and diluted earnings per share excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the senior secured credit agreement as a basis and reflects management’s interpretations thereof. Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.

We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options vest (as both such bonuses and options are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of Adjusted EBITDA to net income is contained in the press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and organic (nominal less foreign currency and significant acquisition/divestiture/merger/joint venture impacts). Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity. Our presentation of free cash flow is defined as net cash from operating activities, plus proceeds on the sale of property, plant and equipment (excludes sales of property, plant and equipment related to sales of businesses), less non-recurring items and capital expenditures. Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity. Diluted earnings per share excluding certain items is not intended to be an alternative for earnings per share. Management believes that diluted earnings per share excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Reconciliations of these non-GAAP financial measures are included herein. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 9,500 people and annual net sales of approximately $3.0 billion. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

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The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s 2006 Form 10-K on file with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net sales	$850.7	$771.5	$1,646.8	$1,495.6
Cost of products sold	578.0	528.6	1,117.1	1,026.9

Gross profit	272.7	242.9	529.7	468.7

Selling, general and administrative expenses	160.2	148.3	315.0	288.9
Restructuring charges, net	1.5	1.0	6.0	2.2
(Gain) loss on sale of assets	(0.4)	0.1	(5.2)	(0.4)

Operating income	111.4	93.5	213.9	178.0

Other income (expenses):
Interest expense	(47.0)	(47.7)	(101.7)	(87.5)
Interest income	4.0	1.1	9.1	2.5
Loss on early extinguishment of debt	(19.4)	—	(19.4)	—
Refinancing expenses	—	—	(0.9)	—
Foreign exchange gain, net	3.3	5.1	3.7	2.2
Other, net	—	0.2	(0.1)	1.8
Other income (expenses), net	(59.1)	(41.3)	(109.3)	(81.0)

Income from continuing operations before taxes and minority interest	52.3	52.2	104.6	97.0
Income tax provision	22.0	22.0	44.0	40.3

Income from continuing operations before minority interest	30.3	30.2	60.6	56.7
Minority interest in continuing operations	(2.3)	—	(3.4)	—
Net income from continuing operations	28.0	30.2	57.2	56.7

Income from discontinued operations, net of tax	—	8.1	0.5	24.6
Gain on sale of discontinued operations, net of tax	—	—	115.7	—
Minority interest in discontinued operations	—	(1.2)	(0.1)	(4.2)

Net income	$28.0	$37.1	$173.3	$77.1

Basic earnings per share:
Earnings from continuing operations	$0.38	$0.41	$0.78	$0.77
Earnings from discontinued operations, net of tax	—	0.09	1.57	0.27
Basic earnings per share	$0.38	$0.50	$2.35	$1.04

Diluted earnings per share:
Earnings from continuing operations	$0.37	$0.40	$0.75	$0.76
Earnings from discontinued operations, net of tax	—	0.09	1.53	0.27
Diluted earnings per share	$0.37	$0.49	$2.28	$1.03

Weighted average number of basic shares outstanding	73,796	73,781	73,791	73,780

Weighted average number of diluted shares outstanding	76,371	75,111	76,150	75,041

Rockwood Holdings, Inc. and Subsidiaries
Net Sales and Adjusted EBITDA

	Net Sales
	Three Months Ended
	June 30,
($ in millions)	2007	2006	% Change
Specialty Chemicals	$270.9	$232.0	16.8%
Performance Additives	216.2	212.8	1.6%
Titanium Dioxide Pigments	123.3	111.0	11.1%
Advanced Ceramics	118.6	98.0	21.0%
Specialty Compounds	70.8	66.1	7.1%
Electronics	50.9	51.6	-1.4%
Total	$850.7	$771.5	10.3%

	Adjusted EBITDA
	Three Months Ended
	June 30,
($ in millions)	2007	2006	% Change
Specialty Chemicals	$66.3	$50.7	30.8%
Performance Additives	45.5	42.8	6.3%
Titanium Dioxide Pigments	21.0	21.8	-3.7%
Advanced Ceramics	32.7	25.6	27.7%
Specialty Compounds	9.5	8.6	10.5%
Electronics	8.7	9.7	-10.3%
Corporate	(14.7)	(12.8)	-14.8%
Total Adjusted EBITDA	$169.0	$146.4	15.4%

	Net Sales
	Six Months Ended
	June 30,
($ in millions)	2007	2006	% Change
Specialty Chemicals	$538.8	$460.1	17.1%
Performance Additives	401.0	395.3	1.4%
Titanium Dioxide Pigments	239.4	219.2	9.2%
Advanced Ceramics	224.1	190.7	17.5%
Specialty Compounds	140.4	129.3	8.6%
Electronics	103.1	101.0	2.1%
Total	$1,646.8	$1,495.6	10.1%

	Adjusted EBITDA
	Six Months Ended
	June 30,
($ in millions)	2007	2006	% Change
Specialty Chemicals	$134.6	$102.1	31.8%
Performance Additives	78.1	76.1	2.6%
Titanium Dioxide Pigments	43.4	42.7	1.6%
Advanced Ceramics	61.5	49.2	25.0%
Specialty Compounds	17.6	15.9	10.7%
Electronics	18.1	18.3	-1.1%
Corporate	(28.1)	(25.1)	-12.0%
Total Adjusted EBITDA	$325.2	$279.2	16.5%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Sales and Adjusted EBITDA

	Three Months Ended
	June 30,		Total	Total
($ in millions)	2007	2006	Change in $	Change in %
Net Sales:
Specialty Chemicals	$270.9	$232.0	$38.9	16.8%
Performance Additives	216.2	212.8	3.4	1.6
Titanium Dioxide Pigments	123.3	111.0	12.3	11.1
Advanced Ceramics	118.6	98.0	20.6	21.0
Specialty Compounds	70.8	66.1	4.7	7.1
Electronics	50.9	51.6	(0.7)	(1.4)
Total	$850.7	$771.5	$79.2	10.3%

	Foreign
	Exchange	Organic	Organic
($ in millions)	Effect in $	Change in $	Change in %
Net Sales:
Specialty Chemicals	$12.2	$26.7	11.5%
Performance Additives	4.7	(1.3)	(0.6)
Titanium Dioxide Pigments	8.3	4.0	3.6
Advanced Ceramics	7.4	13.2	13.5
Specialty Compounds	2.2	2.5	3.8
Electronics	1.3	(2.0)	(3.9)
Total	$36.1	$43.1	5.6%

	Three Months Ended
	June 30,		Total	Total
($ in millions)	2007	2006	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$66.3	$50.7	$15.6	30.8%
Performance Additives	45.5	42.8	2.7	6.3
Titanium Dioxide Pigments	21.0	21.8	(0.8)	(3.7)
Advanced Ceramics	32.7	25.6	7.1	27.7
Specialty Compounds	9.5	8.6	0.9	10.5
Electronics	8.7	9.7	(1.0)	(10.3)
Corporate	(14.7)	(12.8)	(1.9)	(14.8)
Total Adjusted EBITDA	$169.0	$146.4	$22.6	15.4%

	Foreign
	Exchange	Organic	Organic
($ in millions)	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$2.6	$13.0	25.6%
Performance Additives	1.0	1.7	4.0
Titanium Dioxide Pigments	1.3	(2.1)	(9.6)
Advanced Ceramics	2.1	5.0	19.5
Specialty Compounds	0.3	0.6	7.0
Electronics	0.3	(1.3)	(13.4)
Corporate	(0.2)	(1.7)	(13.3)
Total Adjusted EBITDA	$7.4	$15.2	10.4%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Sales and Adjusted EBITDA

	Six Months Ended
	June 30,		Total	Total
($ in millions)	2007	2006	Change in $	Change in %
Net Sales:
Specialty Chemicals	$538.8	$460.1	$78.7	17.1%
Performance Additives	401.0	395.3	5.7	1.4
Titanium Dioxide Pigments	239.4	219.2	20.2	9.2
Advanced Ceramics	224.1	190.7	33.4	17.5
Specialty Compounds	140.4	129.3	11.1	8.6
Electronics	103.1	101.0	2.1	2.1
Total	$1,646.8	$1,495.6	$151.2	10.1%

	Foreign
	Exchange	Organic	Organic
($ in millions)	Effect in $	Change in $	Change in %
Net Sales:
Specialty Chemicals	$25.8	$52.9	11.5%
Performance Additives	10.4	(4.7)	(1.2)
Titanium Dioxide Pigments	17.9	2.3	1.0
Advanced Ceramics	15.3	18.1	9.5
Specialty Compounds	4.7	6.4	4.9
Electronics	3.2	(1.1)	(1.1)
Total	$77.3	$73.9	4.9%

	Six Months Ended
	June 30,		Total	Total
($ in millions)	2007	2006	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$134.6	$102.1	$32.5	31.8%
Performance Additives	78.1	76.1	2.0	2.6
Titanium Dioxide Pigments	43.4	42.7	0.7	1.6
Advanced Ceramics	61.5	49.2	12.3	25.0
Specialty Compounds	17.6	15.9	1.7	10.7
Electronics	18.1	18.3	(0.2)	(1.1)
Corporate	(28.1)	(25.1)	(3.0)	(12.0)
Total Adjusted EBITDA	$325.2	$279.2	$46.0	16.5%

	Foreign
	Exchange	Organic	Organic
($ in millions)	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$5.8	$26.7	26.2%
Performance Additives	2.0	—	—
Titanium Dioxide Pigments	3.2	(2.5)	(5.9)
Advanced Ceramics	4.5	7.8	15.9
Specialty Compounds	0.5	1.2	7.5
Electronics	0.6	(0.8)	(4.4)
Corporate	(0.5)	(2.5)	(10.0)
Total Adjusted EBITDA	$16.1	$29.9	10.7%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income from Continuing Operations before Taxes and

Minority Interest to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended June 30, 2007

Income (loss) from continuing operations before taxes and minority interest	$43.9	$27.8	$1.9	$13.1
Interest expense	9.6	2.9	8.0	8.7
Interest income	(0.9)	(0.3)	(0.1)	(0.2)
Depreciation and amortization	13.6	12.9	10.5	10.1
Restructuring charges, net	0.3	0.3	—	0.6
CCA litigation defense costs	—	0.2	—	—
Systems/organization establishment expenses	(0.4)	—	—	0.4
Cancelled acquisition and disposal costs	0.1	—	0.7	—
Inventory write-up reversal	—	—	—	0.1
Loss on early extinguishment of debt	—	1.9	—	—
Loss (gain) on sale of assets	—	—	—	—
Foreign exchange loss (gain), net	0.1	(0.1)	—	(0.1)
Other	—	(0.1)	—	—
Total Adjusted EBITDA	$66.3	$45.5	$21.0	$32.7

	Specialty
($ in millions)	Compounds	Electronics	Corporate	Consolidated
Three months ended June 30, 2007

Income (loss) from continuing operations before taxes and minority interest	$3.0	$4.6	$(42.0)	$52.3
Interest expense	2.3	—	15.5	47.0
Interest income	—	(0.4)	(2.1)	(4.0)
Depreciation and amortization	2.8	4.0	1.3	55.2
Restructuring charges, net	—	—	0.3	1.5
CCA litigation defense costs	—	—	—	0.2
Systems/organization establishment expenses	0.3	—	—	0.3
Cancelled acquisition and disposal costs	—	—	(0.1)	0.7
Inventory write-up reversal	—	—	—	0.1
Loss on early extinguishment of debt	1.1	0.3	16.1	19.4
Loss (gain) on sale of assets	—	0.1	(0.5)	(0.4)
Foreign exchange loss (gain), net	—	0.1	(3.3)	(3.3)
Other	—	—	0.1	—
Total Adjusted EBITDA	$9.5	$8.7	$(14.7)	$169.0

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended June 30, 2006

Income (loss) from continuing operations before taxes and minority interest	$25.1	$25.8	$5.3	$8.8
Interest expense	15.0	3.6	7.3	8.2
Interest income	(1.8)	—	(0.1)	(0.1)
Depreciation and amortization	11.7	12.2	9.3	8.2
Restructuring charges, net	0.3	0.6	—	—
CCA litigation defense costs	—	0.2	—	—
Systems/organization establishment expenses	0.1	0.4	—	0.3
Cancelled acquisition and disposal costs	0.3	—	—	—
Inventory write-up reversal	—	—	—	0.1
Loss (gain) on sale of assets	—	—	—	0.1
Foreign exchange loss (gain), net	0.3	—	—	—
Other	(0.3)	—	—	—
Total Adjusted EBITDA	$50.7	$42.8	$21.8	$25.6

	Specialty
($ in millions)	Compounds	Electronics	Corporate	Consolidated
Three months ended June 30, 2006

Income (loss) from continuing operations before taxes and minority interest	$6.3	$5.3	$(24.4)	$52.2
Interest expense	—	0.7	12.9	47.7
Interest income	—	(0.7)	1.6	(1.1)
Depreciation and amortization	2.3	4.4	1.2	49.3
Restructuring charges, net	—	0.1	—	1.0
CCA litigation defense costs	—	—	—	0.2
Systems/organization establishment expenses	—	—	1.4	2.2
Cancelled acquisition and disposal costs	—	—	—	0.3
Inventory write-up reversal	—	—	—	0.1
Loss (gain) on sale of assets	—	—	—	0.1
Foreign exchange loss (gain), net	—	(0.1)	(5.3)	(5.1)
Other	—	—	(0.2)	(0.5)
Total Adjusted EBITDA	$8.6	$9.7	$(12.8)	$146.4

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Six months ended June 30, 2007

Income (loss) from continuing operations before taxes and minority interest	$90.7	$43.8	$6.1	$23.9
Interest expense	19.0	6.2	15.9	16.6
Interest income	(1.7)	(0.5)	(0.1)	—
Depreciation and amortization	26.4	25.5	20.8	19.7
Restructuring charges, net	0.5	0.3	—	0.7
CCA litigation defense costs	—	0.3	—	—
Systems/organization establishment expenses	(0.4)	0.5	—	0.6
Cancelled acquisition and disposal costs	0.1	—	0.7	—
Inventory write-up reversal	—	—	—	0.1
Costs incurred related to debt modifications	—	—	—	—
Loss on early extinguishment of debt	—	1.9	—	—
Loss (gain) on sale of assets	—	0.1	—	—
Foreign exchange loss (gain), net	0.3	—	—	(0.1)
Other	(0.3)	—	—	—
Total Adjusted EBITDA	$134.6	$78.1	$43.4	$61.5

	Specialty
($ in millions)	Compounds	Electronics	Corporate	Consolidated
Six months ended June 30, 2007

Income (loss) from continuing operations before taxes and minority interest	$6.0	$11.6	$(77.5)	$104.6
Interest expense	4.7	0.1	39.2	101.7
Interest income	(0.2)	(0.7)	(5.9)	(9.1)
Depreciation and amortization	5.5	8.0	2.5	108.4
Restructuring charges, net	—	3.7	0.8	6.0
CCA litigation defense costs	—	—	—	0.3
Systems/organization establishment expenses	0.5	—	—	1.2
Cancelled acquisition and disposal costs	—	—	—	0.8
Inventory write-up reversal	—	—	—	0.1
Costs incurred related to debt modifications	—	—	0.9	0.9
Loss on early extinguishment of debt	1.1	0.3	16.1	19.4
Loss (gain) on sale of assets	—	(4.7)	(0.6)	(5.2)
Foreign exchange loss (gain), net	—	(0.2)	(3.7)	(3.7)
Other	—	—	0.1	(0.2)
Total Adjusted EBITDA	$17.6	$18.1	$(28.1)	$325.2

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Six months ended June 30, 2006

Income (loss) from continuing operations before taxes and minority interest	$55.2	$45.8	$11.8	$16.4
Interest expense	25.6	7.6	14.3	15.6
Interest income	(3.2)	—	(0.1)	(0.1)
Depreciation and amortization	23.1	20.3	18.3	16.4
Restructuring charges, net	0.5	0.8	—	—
CCA litigation defense costs	—	0.5	—	—
Systems/organization establishment expenses	0.1	0.4	—	0.3
Cancelled acquisition and disposal costs	0.9	—	—	—
Inventory write-up reversal	—	0.8	—	0.1
(Gain) loss on sale of assets	—	(0.1)	—	0.1
Foreign exchange loss (gain), net	0.2	0.1	—	—
Other	(0.3)	(0.1)	(1.6)	0.4
Total Adjusted EBITDA	$102.1	$76.1	$42.7	$49.2

	Specialty
($ in millions)	Compounds	Electronics	Corporate	Consolidated
Six months ended June 30, 2006

Income (loss) from continuing operations before taxes and minority interest	$11.7	$7.7	$(51.6)	$97.0
Interest expense	—	1.9	22.5	87.5
Interest income	(0.1)	(1.1)	2.1	(2.5)
Depreciation and amortization	4.3	8.6	2.0	93.0
Restructuring charges, net	—	0.9	—	2.2
CCA litigation defense costs	—	—	—	0.5
Systems/organization establishment expenses	—	—	3.3	4.1
Cancelled acquisition and disposal costs	—	—	—	0.9
Inventory write-up reversal	—	—	—	0.9
(Gain) loss on sale of assets	—	—	(0.4)	(0.4)
Foreign exchange loss (gain), net	—	0.3	(2.8)	(2.2)
Other	—	—	(0.2)	(1.8)
Total Adjusted EBITDA	$15.9	$18.3	$(25.1)	$279.2

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income to Adjusted EBITDA

($ in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Net income	$28.0	$37.1	$173.3	$77.1
Income from discontinued operations, net of tax	—	(8.1)	(0.5)	(24.6)
Gain on sale of discontinued operations, net of tax	—	—	(115.7)	—
Minority interest in discontinued operations	—	1.2	0.1	4.2
Net income from continuing operations	28.0	30.2	57.2	56.7
Income tax provision	22.0	22.0	44.0	40.3
Minority interest in continuing operations	2.3	—	3.4	—
Income from continuing operations before taxes and minority interest	52.3	52.2	104.6	97.0
Interest expense	47.0	47.7	101.7	87.5
Interest income	(4.0)	(1.1)	(9.1)	(2.5)
Depreciation and amortization	55.2	49.3	108.4	93.0
Restructuring charges, net	1.5	1.0	6.0	2.2
CCA litigation defense costs	0.2	0.2	0.3	0.5
Systems/organization establishment expenses	0.3	2.2	1.2	4.1
Cancelled acquisition and disposal costs	0.7	0.3	0.8	0.9
Inventory write-up reversal	0.1	0.1	0.1	0.9
Costs incurred related to debt modifications	—	—	0.9	—
Loss on early extinguishment of debt	19.4	—	19.4	—
(Gain) loss on sale of assets	(0.4)	0.1	(5.2)	(0.4)
Foreign exchange gain, net	(3.3)	(5.1)	(3.7)	(2.2)
Other	—	(0.5)	(0.2)	(1.8)
Total Adjusted EBITDA	$169.0	$146.4	$325.2	$279.2

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted EPS as Reported to Net Income/Diluted EPS as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2007		June 30, 2007
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$28.0	$0.37	$173.3	$2.28

Net non-recurring and other special items:
Adjustments to expenses from continuing operations:
Loss on early extinguishment of debt	12.4	0.16	12.4	0.16
Systems organization/establishment expenses	0.2	—	0.8	0.01
Restructuring charges	1.0	0.01	4.1	0.05
Mark-to-market swap loss	—	—	1.2	0.02
Refinancing expenses	—	—	0.5	0.01
Other	0.6	0.01	0.8	0.01
Subtotal	14.2	0.18	19.8	0.26

Adjustments to income from continuing operations:
FX gains on debt	(2.3)	(0.03)	(2.4)	(0.03)
Gains on asset sales	(0.3)	—	(3.4)	(0.05)
Mark-to-market swap gain	(0.5)	(0.01)	—	—
Other	—	—	(0.1)	—
Subtotal	(3.1)	(0.04)	(5.9)	(0.08)

Total adjustments from continuing operations	11.1	0.14	13.9	0.18

Adjustments from discontinued operations	—	—	(115.7)	(1.52)

Total non-recurring and other items	11.1	0.14	(101.8)	(1.34)

As adjusted	$39.1	$0.51	$71.5	$0.94

Weighted average number of diluted shares outstanding		76,371		76,150

	Three Months Ended		Six Months Ended
	June 30, 2006		June 30, 2006
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$37.1	$0.49	$77.1	$1.03

Net non-recurring and other special items:
Adjustments to expenses from continuing operations:
Systems organization/establishment expenses	1.3	0.02	2.4	0.03
Restructuring charges	0.7	0.01	1.5	0.02
Inventory write-up reversal	—	—	0.5	0.01
Other	0.5	—	1.2	0.01
Subtotal	2.5	0.03	5.6	0.07

Adjustments to income from continuing operations:
FX gains on debt	(3.4)	(0.05)	(1.4)	(0.02)
Mark-to-market swap gain	(2.6)	(0.03)	(9.3)	(0.12)
Other	(0.2)	—	(1.2)	(0.02)
Subtotal	(6.2)	(0.08)	(11.9)	(0.16)

Total adjustments from continuing operations	(3.7)	(0.05)	(6.3)	(0.09)

Adjustments from discontinued operations	(0.4)	—	(8.3)	(0.11)

Total non-recurring and other items	(4.1)	(0.05)	(14.6)	(0.20)

As adjusted	$33.0	$0.44	$62.5	$0.83

Weighted average number of diluted shares outstanding		75,111		75,041